Exhibit (11) under N-1A
                                              Exhibit 23 under Item 601/Reg. SK


                                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this Post-Effective Amendment No. 18 to the Registration Statement of BT Institutional Asset Management Fund (one of the Funds comprising BT Pyramid Mutual Funds) on Form N-1A of our report dated May 2, 1997 on our audit of the financial statements and financial highlights of BT Institutional Asset Management Fund which is included in its Annual Report to Shareholders for the year ended March 31, 1997 which is incorporated by reference in this Post-Effective Amendment to the Registration Statement. We also consent to the references to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the captions "Counsel and Independent Accountants."



                                                  /s/ Coopers & Lybrand L.L.P.
                                                             Coopers & Lybrand

Kansas City, Missouri
June 26, 1997